UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

APOLLO INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 14th Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 515-3450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 7, 2007, Apollo Investment Corporation (the “Company”) completed the public offering of an additional 2.7 million shares of its common stock pursuant to the full exercise by the underwriters of their over-allotment option on the January 18, 2007 equity offering. The Company raised approximately $57.86 million in additional net proceeds after deducting underwriting discounts and commissions. After giving effect to the exercise of the over-allotment option, a total of 20,700,000 shares were sold by the Company in the offering (the “Offering”). The Company expects to use the net proceeds of the offering to repay amounts outstanding under its senior credit facility, to make investments in portfolio companies and for general corporate purposes.

On February 7, 2007, the Company filed its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006. A copy of the Form 10-Q is filed herewith as Exhibit 99.1 and a copy of the Capitalization of the Company as of December 31, 2006 adjusted to give effect to the consummation of the Offering is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Form 10-Q, as filed with the Securities and Exchange Commission on February 7, 2007, for fiscal quarter ended December 31, 2006.

99.2 Capitalization of the Company as of December 31, 2006 adjusted to give effect to the consummation of the offering of 20,700,000 shares of our common stock in January and February of 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

Date: February 8, 2007	By:	/s/ Richard L. Peteka
	Name:	Richard L. Peteka
	Title:	Chief Financial Officer

3